UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 30, 2024

QUANTUM COMPUTING INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40615	82-4533053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Marine View Plaza, Suite 214 Hoboken, NJ	07030
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 436-2161

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock (par value $0.0001 per share)	QUBT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Second Amendment to Employment Agreement

As previously disclosed, on January 3, 2022, Quantum Computing Inc. (the “Company”) entered into an employment agreement, as amended on February 1, 2024 (the “McGann Employment Agreement”), with Dr. William J. McGann, the Company’s Chief Executive Officer.

On December 30, 2024, the Company and Dr. McGann entered into a Second Amendment to Employment Agreement (the “Second Amendment”). The Second Amendment made the following changes to the McGann Employment Agreement:

●	Term of Employment. The Second Amendment extends Dr. McGann’s original three-year term of employment ending January 3, 2025, through December 31, 2025.

●	Base Salary. The Second Amendment increases Dr. McGann’s annual base salary from $400,000 to $420,000, effective January 1, 2025.

●	Bonus. Pursuant to the Second Amendment, Dr. McGann will receive a minimum annual cash bonus of 5% of his annual base salary.

This Current Report on Form 8-K contains only a description of the material terms of the Second Amendment and does not purport to be a complete description of the rights and obligations of the parties to the Second Amendment, a copy of which is filed herewith as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Second Amendment to Employment Agreement between Quantum Computing Inc. and William J. McGann, dated as of December 30, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM COMPUTING INC.

Date: December 31, 2024	By:	/s/ Christopher Boehmler
Christopher Boehmler
Chief Financial Officer

2